Consent of Independent Auditors



The Board of Directors of Aetna Insurance Company of America and Contractholders of Aetna Variable Annuity Account I:


We consent to the use in this prospectus constituting part of this Registration Statement on Form N-4 (File No. 811-8582) of our report dated February 26, 1999, relating to the financial statements of the Aetna Variable Annuity Account I and our report dated March 24, 1999 relating to the consolidated financial statements of Aetna Insurance Company of America, which are included in such Registration Statement.

We consent to the references to our firm under the heading "Independent Auditors" in the statement of additional information.




                                                       /s/ KPMG LLP



Hartford, Connecticut
September 15, 1999